UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

June 17, 2024

Date of Report (Date of earliest event reported)

ELITE PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15697	22-3542636
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

165 Ludlow Avenue, Northvale, New Jersey 07647

(Address of principal executive offices)

(201) 750-2646

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ELTP	OTCQB

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into A Material Definitive Agreement.

On June 17, 2024, Elite Pharmaceuticals, Inc. (the “Company”) and Nostrum Laboratories Inc. (“Nostrum”) entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), pursuant to which Nostrum was obligated to (i) sell to the Company all of its rights in and to the approved abbreviated new drug applications (ANDAs) for generic Norco® (Hydrocodone Bitartrate and Acetaminophen tablets, USP CII), generic Percocet® (Oxycodone Hydrochloride and Acetaminophen, USP CII), and generic Dolophine® (Methadone Hydrochloride tablets), each a “Product”, and (ii) grant to the Company a royalty-free, non-exclusive perpetual license to use the manufacturing technology, proprietary information, processes, techniques, protocols, methods, know-how, and improvements necessary or used to manufacture each Product in accordance with the applicable ANDA, in exchange for $900,000 in cash (the “Transaction”). The Asset Purchase Agreement includes customary representations and warranties and various customary covenants. The closing of the Transaction occurred on June 21, 2024.

The foregoing description of the Asset Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the actual terms of such agreement, which will be filed as an exhibit to the Company’s Form 10-K for the fiscal year ending March 31, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2024	ELITE PHARMACEUTICALS, INC.

	By:	/s/ Nasrat Hakim
Nasrat Hakim, President and CEO